UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2010
DIVERSIFIED RESTAURANT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53577	03-0606420

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27680 Franklin Road Southfield, MI	48034

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (248) 223-9160
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangements of Certain Officers
On July 31, 2010, Diversified Restaurant Holdings, Inc. (the “Company”) entered into a stock option agreement (“Stock Option Agreement”) with each of its directors as compensation for their services as directors, including T. Michael Ansley, who serves as the Company’s President and Chief Executive Officer, and David G. Burke, who serves as the Company’s Chief Financial Officer and Treasurer. The Stock Option Agreements, the form of which is attached hereto as Exhibit 10.1, granted each of the directors, including Mr. Ansley and Mr. Burke, the option to purchase 30,000 shares of common stock exercisable at $2.50 per share. The options expire on July 31, 2016. The options and the underlying shares of common stock are restricted securities. The options vest for each of the directors according to the schedule set forth below, subject to continued service as a director:

Director	Option Vesting Dates
T. Michael Ansley	10,000 shares on July 31, 2011
10,000 shares on July 31, 2012
10,000 shares on July 31, 2013
David G. Burke	10,000 shares on July 31, 2011
10,000 shares on July 31, 2012
10,000 shares on July 31, 2013
Jay A. Dusenberry	10,000 shares on July 31, 2011
10,000 shares on July 31, 2012
10,000 shares on July 31, 2013
David Ligotti	10,000 shares on July 31, 2011
10,000 shares on July 31, 2012
10,000 shares on July 31, 2013
Gregory J. Stevens	10,000 shares on July 31, 2011
10,000 shares on July 31, 2012
10,000 shares on July 31, 2013
Bill McClintock	10,000 shares on June 3, 2011
10,000 shares on June 3, 2012
10,000 shares on June 3, 2013
Joseph M. Nowicki	10,000 shares on June 3, 2011
10,000 shares on June 3, 2012
10,000 shares on June 3, 2013
Item 9.01 Financial Statements and Exhibits
(d) The following exhibits are included with this Report.

Exhibit 10.1	Form of Stock Option Agreement

SIGNATURES
In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVERSIFIED RESTAURANT HOLDINGS, INC.
Dated: August 5, 2010	By:	/s/ David G. Burke
		Name:	David G. Burke
		Title:	Chief Financial Officer and Treasurer

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